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                                                                    EXHIBIT 23.3


                     [LETTERHEAD OF MILLER AND LENTS, LTD.]




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS




We hereby consent to the use of our name in this Registration Statement on Form S-3 under the heading "Experts." We further consent to the incorporation by reference of our estimates of reserves and the present value of future net revenues included in such Registration Statement.




                                        MILLER AND LENTS, LTD.

                                        /s/ James A. Cole
                                        --------------------------------------
                                        By: James A. Cole
                                            Senior Vice President


Houston, Texas
August 10, 2001